EXHIBIT 5.1

Rendina Law Firm
We Get Business
www.rendinalawfirm.com

August 20, 2012

VIA ELECTRONIC MAIL

Shao Long (Patrick) Li
President and Chief Executive Officer
3282 West 34th Avenue
Vancouver,  British Columbia
Canada V6N 2K4
(604) 537-7721

Re:  Modern International Ventures, Inc. Registration Statement on Form S-11

To whom it may concern:

I have been retained by Modern International Ventures, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement") on Form S-11, relating to the offering of 2,000,000 shares of Class A Common Stock of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1. Certificate of Incorporation of the Company;
2. Bylaws of the Company;
3. The Registration Statement; and
4. Unanimous consent resolutions of the Company’s Board of Directors.

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable under the applicable corporate laws.

I hereby consent to the filing of this opinion as Exhibit 5.1and by reference, Exhibit 23.2, to the Registration Statement and to the reference to our firm under “Experts” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Yours truly,
Rendina Law Firm
Per:

Charles F. Rendina, Esq.

1991 Lake Whatcom Blvd. - Bellingham - Washington - 98229 - 360.715.2913
600-660 Burrard Street – Vancouver – BC – Canada V6C 2X8 – 604.996.4369